UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)  May 4, 2006

DE BEIRA GOLDFIELDS INC.
(Exact name of registrant as specified in its chapter)

Nevada	000-51707	00-0000000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1530 Duthie Avenue, Burnaby, British Columbia, Canada		V5A 2R6
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (604) 729-5091

n/a
(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN REPORT

Item 1.01. Entry into a Material Definitive Agreement.

Pursuant to the terms and conditions of a management agreement, De Beira Goldfields Inc. has retained the services of Reg Gillard for a term of 12 months beginning April 19, 2006 and expiring on April 18, 2007. Mr. Gillard will provide his services as the president and chief executive officer of De Beira Goldfields Inc. and his business management expertise to De Beira Goldfields Inc. in connection with its business activities. De Beira Goldfields Inc. will pay Mr. Gillard $5,000 Australian Dollars per month for providing such services and will reimburse Mr. Gillard for any reasonable out-of-pocket expenses that he incurs in fulfilling the terms of this agreement. Either party may terminate the agreement with 30 days’ notice. See Item 5.02 below and Exhibit 10.2 - Management Agreement for more details.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 19, 2006, Michele Fronzo resigned as both the President and the Chief Executive Officer of De Beira Goldfields Inc.

Also, on April 17, 2006, Reg Gillard consented to and was appointed as an additional director of De Beira Goldfields Inc. by the Board of Directors. Mr. Gillard was also appointed the Chief Executive Officer and the President of De Beira Goldfields Inc. on April 19, 2006, by the board of directors.

Reg Gillard (59 years old) is an accountant by trade and since 1996 has been a director of Corporate & Resource Consultants Pty. Ltd., a private Australian company. Corporate & Resource Consultants Pty. Ltd. specializes in the sourcing of geological projects, the technical and financial management of resource projects, and raising finances for the acquisition and development of those projects. Also, since 1986, Mr. Gillard has been a Director (usually Chairman) of 20 Public Listed Companies (7 current) and usually on the Audit Committee and worked in many different jurisdictions .Mr. Gillard received his Bachelor of Arts in 2003 from the University of Western Australia and a Diploma in Accountancy in 1972 from Perth Technical College. Mr. Gillard is a member of the Australian Society of Certified Practicing Accountants, the Australian Institute of Company Directors, and the Royal Association of Justices of Western Australia. Mr. Gillard is also a Registered Company Auditor, a Justice of the Peace, and an A.F.L. Accredited Player Agent.

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Neither Mr. Gillard nor the other director or officers hold a directorship in any other reporting company, with the exception of the following:

Mr. Gillard is the director and chairman on each of Caspian Oil & Gas Limited, Perseus Mining Ltd., Lafayette Mining Ltd., Pioneer Nickel Limited, Aspen Group Limited, and Eneabba Gas Limited.

There is no family relationship among the directors or officers.

During the last two years, there has been no transaction or proposed transaction that De Beira Goldfields Inc. was or is a party to in which Mr. Gillard had or is to have a direct or indirect material interest, with the exception of the following:

On April 6, 2006, De Beira Goldfields Inc. retained the technical services of Corporate & Resource Consultants Pty. Ltd., a private Australian company 100% owned by Mr. Gillard. Initially, Corporate & Resource Consultants Pty. Ltd. has been appointed as technical consultants for De Beira Goldfields Inc. and is responsible for identifying and negotiating the acquisition of interests in prospective copper and gold projects in South America. It is anticipated that at the conclusion of this phase, Corporate & Resource Consultants Pty. Ltd. will be responsible for the exploration and management of De Beira Goldfields Inc.’s interests in the projects.

Pursuant to the terms and conditions of a management agreement, De Beira Goldfields Inc. has retained the services of Mr. Gillard for a term of 12 months. De Beira Goldfields Inc. will pay Mr. Gillard $5,000 Australian Dollars per month for consenting to and acting as the president and chief executive officer of De Beira Goldfields Inc. See Exhibit 10.2 - Management Agreement for more details.

Item 7.01. Regulation FD Disclosure.

Limitation on Incorporation by Reference: In accordance with general instruction B.2 of Form 8-K, the information in this report, including Exhibit 10.2, is furnished under Item 9 and pursuant to Regulation FD, and will not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as will be expressly set forth by specific reference in such filing. This report will not be deemed a determination or an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

The information contained in Exhibit 10.2 is incorporated herein by reference.

Item 8.01. Other Events.

On April 19, 2006, De Beira Goldfields Inc. appointed Reg Gillard as a director and the president and chief executive officer of De Beira Goldfields Inc. A press release regarding this appointment was issued on April 19, 2006. A copy of this press release is attached as Exhibit 99.1 and hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

Exhibit	Description
10.2	Management agreement dated April 19, 2006, between De Beira Goldfields Inc. and Reg Gillard	Included
99.1	Press release dated April 19, 2006 announcing the appointment of a new director and officer	Included

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, De Beira Goldfields Inc. has caused this report to be signed on its behalf by the undersigned duly authorized person.

DE BEIRA GOLDFIELDS INC.

Dated: May 4, 2006                               By: /s/ Reg Gillard
Reg Gillard - CEO & President

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EXHIBIT 10.1

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MANAGEMENT AGREEMENT

This management agreement dated for reference 19 April 2006 is between De Beira Goldfields Inc., a Nevada corporation (“De Beira”) with an office at 1530 Duthie Avenue, Burnaby, British Columbia, V5A 2R6, and Reginald Gillard, of 4 Mere View Way, Subiaco, Western Australia, 6008.

Whereas De Beira wishes to appoint Mr. Gillard as president and chief executive officer of De Beira , and whereas Mr. Gillard has consented to the appointment of president and chief executive officer, for valuable consideration, the receipt and sufficiency of which are acknowledged, and the following mutual promises, the parties agree that:

1.
Appointment. De Beira appoints Mr. Gillard as of 19 April 2006 to provide his services as the president and chief executive officer of De Beira and his business management expertise to De Beira in connection with its business activities.

2.	Compensation. De Beira will pay Mr. Gillard $5,000 Australian dollars per month for the term of this agreement.

3.	Expenses. De Beira will reimburse Mr. Gillard for any reasonable out-of-pocket expenses that he incurs in fulfilling the terms of this agreement.

4.	Term. The term of this agreement will be 12 months and this agreement will expire on April 18, 2007.

5.	Confidentiality.

a.
Mr. Gillard will hold in the strictest confidence any information about De Beira or any other affiliated entity that he acquires in the performance of his duties under this agreement or otherwise, unless De Beira or an affiliate has publicly disclosed the information or authorized Mr. Gillard to disclose it in writing, and will use his best efforts and precautions to prevent the unauthorized disclosure of confidential information. This confidentiality provision survives the termination of this agreement and Mr. Gillard’s office as president and chief executive officer.

b.
Mr. Gillard acknowledges the importance and value of confidential information, that the unauthorized disclosure of any confidential information could cause irreparable harm to De Beira or its affiliates, and that monetary damages are an inadequate compensation for Mr. Gillard’s breach of this agreement. Accordingly, De Beira and its affiliates may, in addition to and not in limitation of any other rights, remedies or damages available to it in law or equity, obtain a temporary restraining order, a preliminary injunction or a permanent injunction in order to prevent Mr. Gillard from breaching or threatening to breach this agreement.

6.
Representations and warranties. Mr. Gillard represents and warrants that he has the management skills and experience required to fulfil the duties of president and chief executive officer of De Beira and to advise De Beira on its business activities.

7.
Termination. Either party may terminate this agreement any time for any reason by delivering a written notice of termination to the other party 30 days before the termination date. De Beira will only be liable to pay Mr. Gillard for the 30 days.

8.
No waiver. No failure or delay of De Beira in exercising any right under this agreement operates as a waiver of the right. De Beira’s rights under this agreement are cumulative and do not preclude De Beira from relying on or enforcing any other legal or equitable right or remedy.

9.	Time. Time is of the essence.

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10.	Jurisdiction. This agreement is governed by the laws of the State of Nevada.

11.
Severability. If any part of this agreement that is held to be void or otherwise unenforceable by a court or proper legal authority, then that part is deemed to be amended or deleted from this agreement, and the remainder of this agreement is valid or otherwise enforceable.

12.
Notice. Any notice required by or in connection with this agreement be in writing and must be delivered to the parties by hand or transmitted by fax to the address and fax number given for the parties in the recitals. Notice is deemed to have been delivered when it is delivered by hand or transmitted by fax.

13.	Counterparts. This agreement may be signed in counterparts and delivered to the parties by fax, and the counterparts together are deemed to be one original document.

The parties’ signatures below are evidence of their agreement.

De Beira Goldfields Inc.

/s/ Michele Fronzo

Authorized Signatory

/s/ Reginald Gillard

 Reginald Gillard

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EXHIBIT 99.1

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DE BEIRA GOLDFIELDS INC.
1530 Duthie Avenue
Burnaby, British Columbia, Canada V5A 2R6
Tel: (604) 518-4505 - Fax: (604) 629-0728

Press Release

DE BEIRA APPOINTS REGINALD N. GILLARD AS PRESIDENT & DIRECTOR

Burnaby, British Columbia, Canada - April 19, 2006 - DE BEIRA GOLDFIELDS INC. (“DE BEIRA” or the “Company”) (NASD OTCBB: DBGF; Frankfurt: D1Q; WKN: A0JDS0) is pleased to announce the appointment of Reginald N. Gillard as President and Director of the Company. Mr. Gillard currently holds a position as a principle of Corporate & Resources Consultants Pty Ltd. (“CRC”) of Perth, Australia. CRC are currently the technical consultants for DE BEIRA.

Mr. Gillard brings over 20 years of public company leadership experience to the Company. Mr. Gillard has served as director and chairman of 20 publicly traded companies (currently 7) including Chairman of Moto Goldmines Ltd., MT Edon Goldmines Ltd., Caspian Oil & Gas Ltd., Perseus Mining Ltd., Lafayette Mining Ltd., Pioneer Nickle Ltd., Aspen Group Ltd., Eneabba Gas Ltd.

Mr. Gillard’s roles have also included serving on various Audit Committee’s as he is a member of the Fellow of Australian Society of Certified Practicing Accountants and Fellow of Australian Institute of Company Directors.

Mr. Gillard’s educational background comprises of studies at Perth Technical College and a Bachelors Degree from the University of Western Australia (U.W.A.).

Michele Fronzo will remain on the Board of Directors and will continue with his role as CFO and Corporate Secretary. However, as a result of the change of Mr. Fronzo’s role with the Company, Mr. Fronzo has agreed to return 20,000,000 of his shares to the Company for cancellation. Mr. Fronzo has also reached an agreement to sell in a private transaction 4,000,000 of his remaining shares to Reginald N. Gillard for his role as the Company’s new President.

About DE BEIRA GOLDFEILDS INC.

DE BEIRA is a Nevada based mineral exploration company. The Company’s principal business is the exploration of its mineral claim in British Columbia, Canada. The Company is also initiating a new program to evaluate undervalued assets for potential addition to its mineral claim portfolio.

This Press Release may contain, in addition to historical information, forward-looking statements. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current projections or implied results. Please refer to DE BEIRA’s filings with the Securities and Exchange Commission for a summary of important factors that could affect DE BEIRA’s forward-looking statements. DE BEIRA undertakes no obligation to revise these statements following the date of this press release.

DE BEIRA GOLDFEILDS INC.

Per: “Michele Fronzo”

______________________________
Michele Fronzo, Director

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